                                                                 EXHIBIT 2.1

                            DISTRIBUTION AGREEMENT

                                   between

                              UTSTARCOM, INC.

                                     and

                      DIRECTOUCH COMMUNICATIONS LIMITED

                                 dated as of

                                July 30, 1999


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                              TABLE OF CONTENTS

                                                                                                           PAGE
ARTICLE I - DEFINITIONS......................................................................................2

   Section 1.01      General.................................................................................2

ARTICLE II - ASSUMPTION AND SATISFACTION OF LIABILITIES......................................................6

   Section 2.01      Assumption and Satisfaction of Liabilities..............................................6

ARTICLE III - CAPITAL CONTRIBUTION OF UTS....................................................................6

ARTICLE IV - THE DISTRIBUTION................................................................................6

   Section 4.01      Cooperation Prior to the Distribution...................................................6
   Section 4.02      Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective
                     as of the Distribution Date.............................................................7
   Section 4.03      No Representations or Warranties; Consents..............................................7
   Section 4.04      Conveyancing and Assumption Instruments.................................................8
   Section 4.05      UTS Board Action; Conditions Precedent to the Distribution..............................8
   Section 4.06      The Distribution........................................................................9

ARTICLE V - INDEMNIFICATION..................................................................................9

   Section 5.01      Indemnification by UTS..................................................................9
   Section 5.02      Indemnification by DirecTouch...........................................................9
   Section 5.03      Insurance Proceeds.....................................................................10
   Section 5.04      Procedure for Indemnification..........................................................10
   Section 5.05      Remedies Cumulative....................................................................12
   Section 5.06      Survival of Indemnities................................................................12

ARTICLE VI - CERTAIN ADDITIONAL MATTERS.....................................................................13

   Section 6.01      DirecTouch Board.......................................................................13
   Section 6.02      Employee Matters.......................................................................13

ARTICLE VII - ACCESS TO INFORMATION AND SERVICES............................................................13

   Section 7.01      Provision of Corporate Records.........................................................13
   Section 7.02      Access to Information..................................................................14
   Section 7.03      Production of Witnesses................................................................14
   Section 7.04      Reimbursement..........................................................................14
   Section 7.05      Retention of Records...................................................................14
   Section 7.06      Confidentiality........................................................................15
   Section 7.07      Privileged Matters.....................................................................15

ARTICLE VIII - MISCELLANEOUS................................................................................17

   Section 8.01      Complete Agreement; Construction.......................................................17
   Section 8.02      Expenses...............................................................................17


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

                              TABLE OF CONTENTS
                                 (CONTINUED)

   Section 8.03      Governing Law..........................................................................17
   Section 8.04      Notices................................................................................17
   Section 8.05      Amendments.............................................................................18
   Section 8.06      Successors and Assigns.................................................................18
   Section 8.07      Termination............................................................................18
   Section 8.08      Subsidiaries...........................................................................18
   Section 8.09      No Third-Party Beneficiaries...........................................................18
   Section 8.10      Titles and Headings....................................................................18
   Section 8.11      Exhibits and Schedules.................................................................18
   Section 8.12      Legal Enforceability...................................................................19
   Section 8.13      Arbitration of Disputes................................................................19


LIST OF EXHIBITS

Exhibit A:        DirecTouch Bylaws

Exhibit B:        DirecTouch Certificate

Exhibit C:        DirecTouch Financial Statements

Exhibit D:        Inter-company Option Agreement

Exhibit E:        Stock Transfer Restriction Agreement

Exhibit F:        UTS Financial Statements

                             DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT (this "Agreement") is made as of this 30th day of July, 1999 between UTStarcom, Inc., a Delaware corporation ("UTS"), and DirecTouch Communications Limited, a British Virgin Islands corporation and wholly-owned subsidiary of UTS ("DirecTouch")

                                 RECITALS

     A. WHEREAS, UTS is the holder of all of the issued and outstanding shares of capital stock of DirecTouch;

     B. WHEREAS, the Board of Directors of UTS has determined that it is in the best interests of UTS and the stockholders of UTS to separate DirecTouch from UTS and to effect such separation, to distribute all of the outstanding shares of DirecTouch common stock held by UTS to the holders of record of (i) UTS capital stock in the ratio of one share of DirecTouch common stock for every one share of UTS capital stock held by UTS stockholders and (ii) vested options to purchase shares of UTS common stock in the ratio of one vested option to purchase a share of DirecTouch common stock for every one vested option to purchase UTS common stock held by UTS optionholders ((i) and (ii) collectively, the "Distribution");

     C. WHEREAS, the exercise price of UTS' options to purchase shares of UTS stock (the "UTS Options") must be adjusted to account for the issuance of the options to purchase shares of DirecTouch (the "DirecTouch Options") consistent with Treasury Regulation Section 1.425-(e)(5)(ii)(b) (the "UTS Option Price Adjustment") as follows: (i) after the Distribution, the aggregate exercise price of the UTS Option and the DirecTouch Option will equal the aggregate exercise price of the UTS Option immediately prior to the Distribution; and (ii) the adjustment shall be calculated so that the pre-Distribution exercise price per share of the UTS Option will be allocated among the adjusted UTS Options and the DirecTouch Options on the basis of the relative fair market values of the underlying Common Stock of UTS and DirecTouch after the Distribution (the valuation of the DirecTouch Common Stock will be based on a post-Distribution market valuation).

     D. WHEREAS, in connection with the Distribution, the Board of Directors of UTS has determined that it is in the best interests of UTS, DirecTouch, and the stockholders of each, respectively, to amend certain provisions of the vested options to purchase shares of UTS common stock held by the employees of DirecTouch as of the Distribution Record Date so that these options will continue for the term of the option and will not terminate 90 days after these DirecTouch employees terminate their employment from UTS; and

     E. WHEREAS, in connection with the Distribution, UTS and DirecTouch have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, and to set forth the agreements that will govern certain matters following the Distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 GENERAL. As used in this Agreement, the following terms shall have the following meanings:

                  ACTION: Any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                  AFFILIATE: With respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of UTS shall not include DirecTouch, the DirecTouch Subsidiaries or any other Person which would be an Affiliate of UTS by reason of UTS's ownership of the capital stock of DirecTouch prior to the Distribution or the fact that any officer or director of DirecTouch or any of the DirecTouch Subsidiaries shall also serve as an officer or director of UTS, and (ii) the Affiliates of DirecTouch shall not include UTS or any other Person which would be an Affiliate of DirecTouch by reason of UTS's ownership of capital stock of DirecTouch prior to the Distribution or the fact that any officer or director of DirecTouch or any of the DirecTouch Subsidiaries shall also serve as an officer or director of UTS.

                  DIRECTOUCH ASSETS: The assets of the DirecTouch Group, including without limitation (i) assets relating to the DirecTouch Business, determined on a basis consistent with the determination of assets included on the DirecTouch Financial Statements, and (ii) any other assets of the DirecTouch Group relating to the DirecTouch Business.

                  DIRECTOUCH BOARD: The Board of Directors of DirecTouch.


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                  DIRECTOUCH BOOKS AND RECORDS: The books and records
(including computerized records) of DirecTouch and the DirecTouch Subsidiaries and all books and records owned by UTS which relate to the DirecTouch Business or are necessary to operate the DirecTouch Business, including, without limitation, all such books and records relating to DirecTouch Employees, all files relating to any Action being assumed by DirecTouch as part of the DirecTouch Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to DirecTouch, the DirecTouch Subsidiaries or the DirecTouch Business (but not including the UTS Books and Records, provided that DirecTouch shall have access to, and have the right to obtain duplicate copies of the UTS Books and Records in accordance with the provisions of Article VI).

                  DIRECTOUCH BYLAWS: The Bylaws of DirecTouch, substantially in the form of EXHIBIT A, to be in effect at the Distribution Date.

                  DIRECTOUCH CERTIFICATE: The Restated Certificate of Incorporation of DirecTouch, substantially in the form of EXHIBIT B, to be in effect at the Distribution Date.

                  DIRECTOUCH COMMON STOCK: The common stock, par value $0.01 per share, of DirecTouch.

                  DIRECTOUCH EMPLOYEES: All of the employees of DirecTouch at the time of the Distribution; PROVIDED HOWEVER, that James Miller and Chauncey Shey shall be employees of both UTS and DirecTouch.

                  DIRECTOUCH GROUP: DirecTouch and the DirecTouch
Subsidiaries, collectively.

                  DIRECTOUCH LIABILITIES: (i) All of the Liabilities of the DirecTouch Group under, or to be retained or assumed by DirecTouch or any of the DirecTouch Subsidiaries pursuant to this Agreement or any of the Related Agreements, (ii) all Liabilities for payment of outstanding loans of UTS attributable to the DirecTouch Business existing as of the Distribution Date,
(iii) all Liabilities arising out of or in connection with any of the DirecTouch Assets or the DirecTouch Business, determined on a basis consistent with the determination of the Liabilities of DirecTouch included on the DirecTouch Financial Statement, and (iv) all Liabilities arising out of or in connection with any claims made by former DirecTouch officers or employees, whether brought against UTS or DirecTouch.

                  DIRECTOUCH FINANCIAL STATEMENTS: The Financial Statements for DirecTouch for the years ended 1998 and 1997 attached hereto as EXHIBIT C.

                  DIRECTOUCH SUBSIDIARIES: All Subsidiaries of DirecTouch at the time of the Distribution.


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                  DISTRIBUTION DATE: The date determined by the UTS Board as the date on which the Distribution shall be effected, which Distribution Date is contemplated by the UTS Board to occur on or about August 5, 1999.

                  DISTRIBUTION RECORD DATE: The date established by the UTS Board as the date for taking a record of the Holders of UTS Common Stock entitled to participate in the Distribution, which Distribution Record Date has been established as July 15, 1999.

                  HOLDERS: The holders of record of (i) UTS Capital Stock (as defined below) or (ii) vested options to purchase UTS common stock as of the Distribution Record Date.

                  INTER-COMPANY OPTION AGREEMENT: The option agreement between UTS and DirecTouch, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of EXHIBIT D attached hereto.

                  LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  PERSON: Any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

                  PRIVILEGES: All privileges that may be asserted under applicable law, including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

                  PRIVILEGED INFORMATION: All Information as to which UTS, DirecTouch or any of their Subsidiaries are entitled to assert the protection of a Privilege.

                  RELATED AGREEMENTS: All of the agreements, instruments, understandings, assignments or other arrangements which are entered into in connection with the transactions contemplated hereby and which are set forth in a writing, including, without limitation, (i) the Inter-Company Option Agreement and (ii) the Stock Transfer Restriction Agreement, attached hereto as EXHIBIT E.

                  RETAINED ASSETS: The assets of UTS other than the DirecTouch Assets, including without limitation (i) assets relating to the Retained Business, determined on a basis consistent with the determination of assets included on the UTS Financial Statements, (ii) any other assets of UTS and its Affiliates relating to the Retained Business.

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                  RETAINED BUSINESS: The businesses conducted by UTS pursuant to or utilizing the Retained Assets.

                  RETAINED EMPLOYEES: The individuals employed by UTS and not DirecTouch on the Distribution Date; PROVIDED HOWEVER, James Miller and Chauncey Shey shall be employees of both UTS and DirecTouch.

                  RETAINED LIABILITIES: All of the Liabilities arising out of or in connection with the Retained Assets or the Retained Business, determined on a basis consistent with the determination of the Liabilities of UTS included on the UTS Financial Statements.

                  SUBSIDIARY: With respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

                  UTS BOARD: The Board of Directors of UTS.

                  UTS BOOKS AND RECORDS: The books and records (including computerized records) of UTS and all books and records owned by DirecTouch which relate to the Retained Business or are necessary to operate the Retained Business, including, without limitation, all such books and records relating to Retained Employees, all files relating to any Action pertaining to the Retained Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to UTS or the Retained Business (but not including the DirecTouch Books and Records, provided that UTS shall have access to, and shall have the right to obtain duplicate copies of, the DirecTouch Books and Records in accordance with the provisions of Article VI).

                  UTS CAPITAL STOCK: The common stock and preferred stock, par value $0.0025 per share, of UTS.

                  UTS FINANCIAL STATEMENT: The Financial Statements for UTS for the years ended 1998, 1997 and 1996 attached hereto as EXHIBIT F.

                  UTS GROUP: UTS and the UTS Subsidiaries, collectively.

                  UTS SUBSIDIARIES: All Subsidiaries of UTS at the time of the Distribution.

                                   ARTICLE II

                   ASSUMPTION AND SATISFACTION OF LIABILITIES

     Section 2.01 ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as set forth in the Inter-company Option Agreement or the other Related Agreements, effective as of and after the Distribution Date, (a) DirecTouch shall, and/or shall cause the DirecTouch Subsidiaries to, assume, pay, perform and discharge in due course all of the DirecTouch Liabilities and (b) UTS shall pay, perform and discharge in due course all of the Retained Liabilities.

                                  ARTICLE III

                           CAPITAL CONTRIBUTION OF UTS

     Section 3.01 Prior to the Distribution Date, UTS hereby agrees to make a capital contribution to DirecTouch in the amount of $338,835.47 and to cancel previously existing indebtedness of $338,835.47, owing by DirecTouch to UTS. UTS acknowledges that no additional shares of DirecTouch Common Stock will be issued or issuable in connection with or as a result of such capital contribution or forgiveness of debt, except as may otherwise be provided in a Related Agreement. The contribution to capital is intended to qualify under
Section 351 of the Internal Revenue Code of 1986, as amended, and shall be reported on all UTS and DirecTouch tax returns and information statements in accordance with such intentions, unless otherwise indicated by UTS. UTS and DirecTouch understand and acknowledge that all of the shares of DirecTouch Common Stock held by UTS will be distributed by UTS to the holders of outstanding shares of UTS common stock. Prior to the Distribution Date, UTS shall return to DirecTouch for cancellation such number of shares of DirecTouch Common Stock as UTS deems not to be required for purposes of effecting the Distribution.

                                   ARTICLE IV

                                THE DISTRIBUTION

     Section 4.01 COOPERATION PRIOR TO THE DISTRIBUTION.

                  (a) CONSENTS. UTS and DirecTouch shall use all reasonable efforts to obtain any third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby
("Consents").

                  (b) UTS and DirecTouch will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under

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applicable law, to consummate the transactions contemplated under this
Agreement and the Related Agreements.

     Section 4.02 TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers or other actions contemplated by this Agreement shall not have been consummated prior to the Distribution Date, the parties shall cooperate to effect such transfers or other actions as promptly following the Distribution Date as shall be practicable, it nonetheless being agreed and understood by the parties that neither party shall be liable in any manner to any other party for any failure of any of the transfers or assumptions contemplated by this Agreement to be consummated prior to the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; PROVIDED, HOWEVER, that UTS and DirecTouch shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets and assumption of all Liabilities contemplated to be transferred or assumed pursuant to this Agreement. In the event that any such transfer of assets or assumption of Liabilities has not been consummated, effective as of and after the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset for the party entitled thereto (at the expense of the party entitled hereto) and retain such Liability for the account of the party by whom such Liability is to be assumed, and to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or Liability been transferred or assumed as of the Distribution Date. As and when such assets or Liability becomes transferable or assumable, such transfer or assumption shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have assumed, in accordance with the terms of this Agreement and the Related Agreements, all of the Liabilities, and all duties, obligations, and responsibilities incident thereto, which such party is required to assume pursuant to the terms hereof and thereof.

     Section 4.03 NO REPRESENTATIONS OR WARRANTIES; CONSENTS. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any Related Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset pursuant to this Agreement or any Related Agreements, it being agreed and understood that all such assets are being transferred "as is, where is" and that the party to which such assets are to be transferred hereunder shall bear the economic and legal risk that any conveyancing of such assets shall prove to be insufficient or that such party's title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any and all applicable laws or judgments, it being agreed and understood that the party to which any assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not compiled with. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

     Section 4.04 CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the transfers of assets (other than capital stock) and the assumptions of Liabilities contemplated by this Agreement and the Information Statement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such form as the parties shall agree. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved.

     Section 4.05 UTS BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION. The UTS Board shall, in its discretion, establish any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

                  (a) the DirecTouch Board, comprised as contemplated by
Section 6.01, shall have been elected, and the DirecTouch Certificate and DirecTouch Bylaws shall have been adopted and shall be in effect;

                  (b) UTS and DirecTouch shall have obtained all Consents, the failure of which to obtain would, in the determination of the UTS Board, have a material adverse effect on UTS or DirecTouch;

                  (c) UTS and DirecTouch shall have entered into the Related Agreements; PROVIDED, HOWEVER, that (i) any such condition may be waived by the UTS Board in its sole discretion, and (ii) the satisfaction of such conditions shall not create any obligation on the part of UTS or any other party hereto to effect the Distribution or in any way limit UTS's power of termination set forth in Section 8.07 or alter the consequences of any such termination from those specified in such Section.

                  (d) UTS shall have granted vested options pursuant to the 1999 Special Stock Option Plan to every holder of vested options to purchase UTS common stock in the ratio of one vested option to purchase a share of DirecTouch common stock for every vested option to purchase a share of UTS common stock held by the UTS option holder as of the Distribution Record Date (the "Spin-off Options").

                  (e) UTS shall have effected the UTS Option Price Adjustment with respect to every UTS Option so that the aggregate exercise price of each UTS Option and DirecTouch Option will equal the aggregate exercise price of each UTS Option immediately prior to the Distribution.

                  (f) UTS shall have amended the vested options to purchase UTS common stock held by all the DirecTouch Employees as of the Distribution Record Date excluding Jim Miller and Chauncey Shey (the "DirecTouch Amendment Optionees") so that these vested options (the "Amended Options") will remain exercisable as if such DirecTouch Amendment Optionees remained employed by UTS; PROVIDED, HOWEVER, that upon the termination of these DirecTouch Amendment Optionees from DirecTouch, their Amended Options will terminate according to the terms of the UTS' 1997 Stock Plan as if these DirecTouch Amendment Optionees had terminated from UTS on a date even with their termination from DirecTouch. All nonvested options to purchase UTS common stock held by DirecTouch Amendment Optionees terminate as of the Distribution Date.

     Section 4.06 THE DISTRIBUTION. On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, UTS shall distribute, on or as soon as practicable following the Distribution Date, to each Holder one share of DirecTouch common stock for every share of UTS capital stock held by such Holder. DirecTouch agrees to provide all share certificates that UTS shall require in order to effect the Distribution.

                               ARTICLE V

                            INDEMNIFICATION

     Section 5.01 INDEMNIFICATION BY UTS. Except as otherwise expressly set forth in a Related Agreement, UTS shall indemnify, defend and hold harmless DirecTouch and each of the DirecTouch Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "DirecTouch Indemnitees") from and against the Retained Liabilities and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating to the Retained Liabilities and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "DirecTouch Indemnifiable Losses" and, individually, a "DirecTouch Indemnifiable Loss") of the DirecTouch Indemnitees arising out of or due to the failure or alleged failure of UTS or any of its Affiliates prior to or after the Distribution Date to pay, perform or otherwise discharge in due course any of the Retained Liabilities.

     Section 5.02 INDEMNIFICATION BY DIRECTOUCH. Except as otherwise expressly set forth in a Related Agreement, DirecTouch shall indemnify, defend and hold harmless UTS and each of its directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "UTS Indemnitees") from and against the DirecTouch Liabilities and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating to the DirecTouch Liabilities and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "UTS Indemnifiable Losses" and, individually, a "UTS Indemnifiable Loss") of the UTS Indemnitees arising out of or due to the failure or alleged failure of DirecTouch or any of its Affiliates prior to or after the Distribution Date to pay, perform or otherwise discharge in due course any of the DirecTouch Liabilities. The "DirecTouch Indemnifiable Losses" and the "UTS Indemnifiable Losses" are collectively referred to as the "Indemnifiable Losses."

     Section 5.03 INSURANCE PROCEEDS. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the greater of (i) the amount of such Insurance Proceeds or other amounts actually received and (ii) the amount of the payment previously made by the Indemnifying Party in respect of the Indemnifiable Loss.

     Section 5.04 PROCEDURE FOR INDEMNIFICATION.

                  (a) Except as may be set forth in a Related Agreement, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action (a "Third-Party
Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; PROVIDED that the failure of any Indemnitee to give notice as required by this Section 5.04 shall not relieve the Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

                  (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article IV for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED THAT if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 5.01 or 5.02, as the case may be), the Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

                  (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

                  (d) Notwithstanding anything else in this Section 5.04 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim (and provided further that such settlement may not provide for any non-monetary relief by Indemnitee without the written consent of Indemnitee). In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) PLUS (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

                  (e) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

                  (f) In addition to any adjustments required pursuant to
Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

                  (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     Section 5.05 REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     Section 5.06 SURVIVAL OF INDEMNITIES. The obligations of each of DirecTouch and UTS under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.

                            ARTICLE VI

                   CERTAIN ADDITIONAL MATTERS

     Section 6.01 DIRECTOUCH BOARD. DirecTouch and UTS shall take all actions which may be required to constitute, effective as of the Distribution Date, the board of directors of DirecTouch with the following persons: Hong Lu, Chauncey Shey, Li Kin Shing, Jim Miller and Charlie Shi.

     Section 6.02 EMPLOYEE MATTERS.

                  (a) On the Distribution Date, except to the extent retained or assumed by UTS under this Agreement or any other agreement relating to the Distribution, DirecTouch shall retain or assume, as the case may be, responsibility as employer for the DirecTouch Employees. On the Distribution Date, except to the extent retained or assumed by DirecTouch under this Agreement or any other agreement relating to the Distribution, UTS shall retain or assume, as the case may be, responsibility as employer for the Retained Employees.

                  (b) DirecTouch shall cause all of the DirecTouch Employees to resign, effective as of the Distribution Date, from all positions as officers or employees of UTS in which they serve. UTS shall cause all of the Retained Employees to resign, effective as of the Distribution Date, from all positions as officers or employees of DirecTouch or any of its Subsidiaries in which they serve.

                              ARTICLE VII

                  ACCESS TO INFORMATION AND SERVICES

     Section 7.01 PROVISION OF CORPORATE RECORDS.

                  (a) Except as may otherwise be provided in a Related Agreement, UTS shall arrange as soon as practicable following the Distribution Date for the transportation (at DirecTouch's cost) to DirecTouch of the DirecTouch Books and Records in its possession, except to the extent such items are already in the possession of DirecTouch or a DirecTouch Subsidiary. The DirecTouch Books and Records shall be the property of DirecTouch, but shall be available to UTS for review and duplication until UTS shall notify DirecTouch in writing that such records are no longer of use to UTS.

                  (b) Except as otherwise provided in a Related Agreement, DirecTouch shall arrange as soon as practicable following the Distribution Date for the transportation (at UTS's cost) to UTS of the UTS Books and Records in its possession, except to the extent such items are already in the possession of UTS. The UTS Books and Records shall be the property of UTS, but shall be available to DirecTouch for review and duplication until DirecTouch shall notify UTS in writing that such records are no longer of use to DirecTouch.

     Section 7.02 ACCESS TO INFORMATION. Except as otherwise provided in a Related Agreement, from and after the Distribution Date, UTS shall afford to DirecTouch and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "Information") within UTS's possession insofar as such access is reasonably required by DirecTouch for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, DirecTouch shall afford to UTS and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within DirecTouch's possession, insofar as such access is reasonably required by UTS for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this
Article VI for the legitimate business purposes of either party, including, without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

     Section 7.03 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of DirecTouch and UTS shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

     Section 7.04 REIMBURSEMENT. Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witness services to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

     Section 7.05 RETENTION OF RECORDS. Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of UTS and DirecTouch may destroy or otherwise dispose of any of the Information, which is material Information and is not contained in other Information retained by UTS or DirecTouch, as the case may be, at any time after the seventh anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

     Section 7.06 CONFIDENTIALITY. Each of UTS and its Subsidiaries on the one hand, and DirecTouch and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel or by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between UTS and the DirecTouch Group,
(y) any contractual agreement to which UTS or the DirecTouch Group are currently parties, or (z) in exercise of either party's rights hereunder.

     Section 7.07 PRIVILEGED MATTERS. UTS and DirecTouch recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the UTS Group and the DirecTouch Group and that both the UTS Group and the DirecTouch Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

                  (a) UTS shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Retained Business, whether or not the Privileged Information is in the possession of or under the control of UTS or DirecTouch. UTS shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Retained Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by UTS, whether or not the Privileged Information is in the possession of or under the control of UTS or DirecTouch.

                  (b) DirecTouch shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the DirecTouch Business, whether or not the Privileged Information is in the possession of or under the control of UTS or DirecTouch. DirecTouch shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting DirecTouch Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by DirecTouch, whether or not the Privileged Information is in the possession of DirecTouch or under the control of UTS or DirecTouch.

                  (c) UTS and DirecTouch agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes or other matters which involve both UTS and DirecTouch in respect of which UTS and DirecTouch retain any responsibility or liability under this Agreement shall be subject to a shared Privilege.

                  (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

                  (e) In the event of any litigation or dispute between a member of the UTS Group and a member of the DirecTouch Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the UTS Group and the DirecTouch Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

                  (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

                  (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

                  (h) The transfer of the DirecTouch Books and Records and the UTS Books and Records and other Information between the UTS Group and the DirecTouch Group is made in reliance on the agreement of UTS and DirecTouch, as set forth in Sections 7.06 and 7.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 7.01 and 7.02, the agreement to provide witnesses and individuals pursuant to Section 7.03 and the transfer of

Privileged Information between the UTS Group and the DirecTouch Group pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                        ARTICLE VIII

                       MISCELLANEOUS

     Section 8.01 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and the Related Agreements and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, the Related Agreements shall control.

     Section 8.02 EXPENSES. Except as otherwise set forth in this Agreement or any Related Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement, the Distribution and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

     Section 8.03 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of laws thereof.

     Section 8.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested) to the parties at the addresses below (or at such other addresses for a party as shall be specified by like notice) or sent by facsimile to the numbers listed below with confirmation of transmission, and shall be deemed given on the date on which such notice is received:

                    To DirecTouch:

                     DirecTouch, Inc.
                     Room 3813-15
                     Hong Kong Plaza
                     188 Connaught Road West
                     (011) 852-2859-9333
                     (011) 852-2859-9393 (Fax)
                     Attention:  Jim Miller

                        To UTS:

                           UTS, Inc.
                           1275 Harbor Bay Parkway, Suite 100
                           Alameda, California 94502
                           (510) 864-8800
                           (510) 864-8802 (Fax)
                           Attention:  Hong Lu

     Section 8.05 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     Section 8.06 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The parties acknowledge and agree that any party into which UTS or DirecTouch merges or which acquires all or substantially all of UTS's or DirecTouch's assets in a sale transaction would constitute a permitted assign for purposes of this
Section 8.06.

     Section 8.07 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the UTS Board without the approval of DirecTouch or of UTS's stockholders. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

     Section 8.08 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     Section 8.09 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of
Article IV relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third-parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     Section 8.10 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 8.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 8.12 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     Section 8.13 ARBITRATION OF DISPUTES.

                  (a) Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy relating to a determination of whether specific assets constitute DirecTouch Assets or Retained Assets or whether specific Liabilities constitute DirecTouch Liabilities or Retained Liabilities, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section 8.13 or by the further agreement of the parties.

                  (b) Such arbitration shall be conducted in Santa Clara County, California.

                  (c) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the authority to award to the prevailing party its attorneys' fees and costs incurred in such arbitration. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

                  (d) Nothing contained in this Section 8.13 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this
Section 8.13. The parties agree that any legal remedy available to a party with respect to a breach of this Section 8.13 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 8.13.

                  (e) The parties hereby consent to the jurisdiction of the federal courts located in Santa Clara County, California for all purposes under this Agreement.

                  (f) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

                  (g) Except as provided in Section 8.13(c), each party shall bear its own costs incurred in the arbitration. If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Section 8.13, and instead commences any other proceeding, including, without limitation, litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

                           (Signature page follows.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          UTStarcom, Inc.

                                          By:  /s/ Hong Liang Lu
                                               -------------------------------
                                          Name:    Hong Liang Lu
                                                ------------------------------
                                          Title:   President/CEO
                                                 -----------------------------

                                          DIRECTOUCH COMMUNICATIONS
                                          LIMITED

                                          By:  /s/ Li Kin Shing
                                               -------------------------------
                                          Name:    Li Kin Shing
                                                ------------------------------
                                          Title:   Director
                                                 -----------------------------

                                    EXHIBIT A

                                DIRECTOUCH BYLAWS

                                    [Omitted]

                                    EXHIBIT B

                              DIRECTOUCH CERTIFICATE

                                    [Omitted]

                                    EXHIBIT C

                         DIRECTOUCH FINANCIAL STATEMENTS

                                   [Omitted]

                                    EXHIBIT D

                          INTER-COMPANY OPTION AGREEMENT

                                   [Omitted]

                                    EXHIBIT E

                         STOCK TRANSFER RESTRICTION AGREEMENT

                                    [Omitted]

                                    EXHIBIT F

                             UTS FINANCIAL STATEMENTS

                                    [Omitted]